UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 26, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave., Los Angeles CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Euroweb International Corp.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrants Certifying Accountant

On April 26, 2007, EMVELCO Corp. (the “Company”) engaged Robinson, Hill & Co. (“RHC”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2006. The decision to engage RHC as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through June 27, 2003, the Company has not consulted with RHC regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RHC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

Date: April 30, 2007	By:	/s/ YOSSI ATTIA
Beverly Hills, California		Name: Yossi Attia
Title: Chief Executive Officer